INDIVIDUAL APPLICATION         Aetna Life Insurance and Annuity Company
For Annuity Contract           151 Farmington Ave., Hartford, Connecticut  06156


1. Name of Annuitant:__________________________________________________________
                       (Last)               (First)                 (Initial)
2. Address:____________________________________________________________________
                       (Street)                     (City)
           ____________________________________________________________________
                       (State)                      (Zip Code)


3. Sex: _____       4. Date of Birth: _________     5. Annuity Start Age: ______

6. Name of Contract Owner, if other than above: ________________________________

7. Name of Plan, if any: _______________________________________________________

8. Type of Plan:    Non-Qualified
                    [ ] Deferred Compensation Plan
                    [ ] Individual

9. Payment Amount:  $_____________

10.Contract applied for:  Single Payment       [ ] Deferred       [ ] Immediate

11.Percent of Payment to be allocated to:   12.Annuity Option (Immediate only):
   A. ____% Aetna Variable Fund, Inc.          [ ]Life Only
   B. ____% General Account                    [ ]Life with ______ years certain
   C. ____% Aetna Variable Encore
             Fund, Inc.                        [ ]Joint and Survivor  [ ] Full
   D. ____% Aetna Income Shares, Inc.                                 [ ] 2/3
   E. ____% Other: ______________                                     [ ] 1/2
      100%                                     [ ]Other: ____________________

13.Effective Date of Contract:  ___/___/___

14.Special Requests: __________________________________________________________
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15.Beneficiary:
   A ___ Primary                    |  B __ Contingent
                           Date of  |                           Date of
         Name   Relation    Birth   |       Name    Relation     Birth
                                    |
------------ ------------ ----------|------------ ------------ ------------

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                                    |
------------ ------------ ----------|------------ ------------ ------------
                                    |
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710.00.14                                                                   B03

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16. Is this contract intended to replace any existing insurance or annuity contracts or mutual fund investments? If yes: give amount, name of company, and date to be canceled:

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    Corrections and amendments (Home Office use only). Errors and omissions may be corrected by the company but no change in plan, age at issue, date of birth, classification, amount, or extra benefits may be made without written consent of the owner.
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17. I understand that annuity payments and termination values (if any) provided by the contract being applied for when based on the investment experience of a separate account are variable and not guaranteed as to fixed dollar amount.

18. I have received the following prospectuses dated _________________________:
         1)  SPS 710.00.14
         2)  Aetna Variable Fund, Inc.; Aetna Variable Encore Fund, Inc.;
             Aetna Income Shares, Inc.

Dated at ______________________ this ____________ day of _______________ 19___.
            (City, State)

_____________________________  ________________________  _______________________
           Witness                    Annuitant                   Owner

Agent's Note:
     Do you have any reason to believe any existing insurance or annuity contracts will be modified or replaced if this contract is issued?
                                                   [ ] Yes       [ ] No

                                     ___________________________________________
                                                  Signature of Agent